AEP Reports 2013 Third-Quarter Earnings; Narrows Operating Earnings Guidance to Upper Half of Range

COLUMBUS, Ohio, Oct. 23, 2013 /PRNewswire/ --

  Third-quarter earnings $0.89 per share GAAP and $1.10 per share operating
  Corporate separation plan moving forward; earnings growth strategy on track
  2013 operating earnings guidance range narrowed from $3.05 to $3.25 per share to $3.15 to $3.25 per share
AMERICAN ELECTRIC POWER Preliminary, unaudited results

		Third quarter ended Sept. 30			Year-to-date ended Sept. 30
		2013	2012	Variance	2013	2012	Variance
Revenue ($ in billions)		4.2	4.2	0.0	11.6	11.3	0.3
Earnings ($ in millions):
	GAAP	433	487	(54)	1,134	1,238	(104)
	Operating	533	496	37	1,277	1,255	22
EPS ($):
	GAAP	0.89	1.00	(0.11)	2.33	2.55	(0.22)
	Operating	1.10	1.02	0.08	2.63	2.59	0.04

EPS based on 487mm shares Q3 2013, 485mm in Q3 2012, 486mm in YTD 2013 and 484mm in YTD 2012

American Electric Power (NYSE: AEP) today reported 2013 third-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $433 million or $0.89 per share, compared with $487 million or $1.00 per share for third-quarter 2012.

Operating earnings (excluding special items) for third-quarter 2013 were $533 million or $1.10 per share, $100 million or $0.21 per share higher than GAAP earnings. The difference is primarily due to a pretax $111 million ($79 million net of tax) impairment charge resulting from a Public Utility Commission of Texas order related to the inclusion of allowance for funds used during construction (AFUDC) in the cost cap on construction of the John W. Turk Jr. Plant. The difference also includes a $33 million ($21 million net of tax) impairment charge due to a Kentucky Public Service Commission order associated primarily with the Big Sandy Plant scrubber project. Year-to-date 2013 operating earnings for the nine months ending Sept. 30 were $1.277 billion or $2.63 per share, $143 million or $0.30 per share higher than GAAP earnings. The difference is due to the impairments recorded in third-quarter 2013 described above and items recorded in the first six months of 2013: a pretax $154 million ($99 million net of tax) impairment charge related to the expected retirement of Muskingum River Plant Unit 5 in 2015; a $30 million ($19 million net of tax) reversal of a storm cost deferral in Virginia; and a $7 million ($5 million net of tax) restructuring charge. These impairments were partially offset by a U.S. Supreme Court decision resulting in a favorable $80 million U.K. windfall profits tax credit.

A full reconciliation of 2013 and 2012 GAAP earnings with operating earnings for the quarter and year to date is included in tables at the end of this news release.

"Our strong third-quarter 2013 results demonstrate our continued success in advancing our earnings growth strategy and give us the confidence to increase the midpoint of our 2013 operating earnings guidance," said Nicholas K. Akins, AEP president and chief executive officer. "AEP's Board of Directors also voted yesterday to increase our quarterly dividend by $0.01 to $0.50 per share, providing a dividend increase this year of nearly 4 percent for our shareholders.

"We've achieved these positive results primarily from the investments we're making in our regulated operations for the benefit of our customers. The contribution of weather to earnings this quarter was slightly below normal and much lower than the favorable weather that we experienced last year. Energy efficiency continues to impact residential load growth, but we were pleased to see an uptick in commercial demand during the third quarter. Industrial sales remain challenged but provide a smaller margin contribution than residential and commercial load," Akins said. "We continue to focus on managing costs and making process improvements in our operations and are committed to keeping our operations and maintenance expenses, net of offsets, at essentially the same level as last year.

"The recent approval of the Mitchell generation transfer to Kentucky Power was a very positive development for meeting the generation needs of our Kentucky customers, and we expect to complete that transaction by year end. We are still waiting for a decision from the West Virginia Public Service Commission and are confident that we will be in a position to separate our Ohio generation assets from our Ohio wires business by the end of the year," Akins said.

EARNINGS GUIDANCE

AEP narrowed its operating earnings guidance range for 2013 from $3.05 to $3.25 per share to a range of $3.15 to $3.25 per share. In providing operating earnings guidance, there could be differences between operating earnings and GAAP earnings for matters such as, but not limited to, impairments, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY OF RESULTS BY SEGMENT $ in millions

GAAP Earnings	3Q 13	3Q 12	Variance	YTD 13	YTD 12	Variance
Utility Operations	408	470	(62)	977	1,217	(240)
Transmission Operations	22	14	8	53	31	22
AEP River Operations	(1)	(1)	0	(12)	11	(23)
Generation and Marketing	4	10	(6)	15	4	11
All Other	0	(6)	6	101	(25)	126
Total GAAP Earnings	433	487	(54)	1,134	1,238	(104)

Operating Earnings	3Q 13	3Q 12	Variance	YTD 13	YTD 12	Variance
Utility Operations	508	479	29	1,200	1,234	(34)
Transmission Operations	22	14	8	53	31	22
AEP River Operations	(1)	(1)	0	(12)	11	(23)
Generation and Marketing	4	10	(6)	15	4	11
All Other	0	(6)	6	21	(25)	46
Total Operating Earnings	533	496	37	1,277	1,255	22

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

Operating earnings from Utility Operations during third-quarter 2013 were $29 million higher than in third-quarter 2012. This reflects the positive impact of successful rate proceedings and lower spending resulting from cost-containment efforts, partially offset by the continued negative impact of the transition to competition in Ohio, including reduced capacity payments in the PJM Interconnection (PJM), and cooler temperatures compared with the same period last year. The difference between GAAP and operating earnings in third-quarter 2013 relates to the impairment charges discussed previously.

Operating earnings from Transmission Operations during third-quarter 2013 increased $8 million compared with the same period in 2012 due to increased transmission investment.

OPERATING MARGIN FROM UTILITY OPERATIONS $ in millions

	3Q 13	3Q 12	Variance	YTD 13	YTD 12	Variance
East Regulated Integrated Utilities	774	766	8	2,355	2,240	115
Ohio Power Company	644	666	(22)	1,827	1,852	(25)
West Regulated Integrated Utilities	481	450	31	1,156	1,105	51
Texas Wires	186	183	3	499	493	6
Off-System Sales	69	91	(22)	176	274	(98)
Transmission Revenue - 3rd Party	158	129	29	430	366	64
Other Operating Revenue	139	153	(14)	396	386	10
Utility Margin	2,451	2,438	13	6,839	6,716	123

Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions allowances and purchased power.

Retail Sales – Retail margins for the third quarter were $20 million higher than in the same period in 2012, primarily because of favorable rate changes, partially offset by cooler weather. Retail Sales includes the East Regulated Integrated Utilities, Ohio Power Company, West Regulated Integrated Utilities and Texas Wires.

Off-System Sales – Margins from Off-System Sales were $22 million lower for third- quarter 2013 compared with the same period in 2012 because of reduced capacity payments in PJM, lower trading activity and true-ups related to prior-period PJM expenses.

Transmission Revenue – 3rd Party – Transmission Revenue for third-quarter 2013 was $29 million higher than for the same period in 2012, primarily the result of increased revenues in PJM, including revenues associated with customer switching.

Other Operating Revenue – Other Operating Revenue for third-quarter 2013 was $14 million lower than in the same period in 2012, primarily due to lower pole attachment and securitization revenues.

SELECT OTHER OPERATING EXPENSES - UTILITY OPERATIONS

The following Utility Operations expense categories had significant fluctuations in 2013 compared with 2012 (dollars in millions):

	3Q 13	3Q 12	Variance	YTD 13	YTD 12	Variance
Maintenance and Other Operations	802	860	(58)	2,458	2,373	85
Depreciation and Amortization	433	458	(25)	1,268	1,318	(50)
Other Income & Deductions	21	34	(13)	68	108	(40)

Maintenance and Other Operations expense decreased $58 million in third-quarter 2013 compared with the same period in 2012, primarily because of cost-containment efforts and lower storm restoration costs.

Depreciation and Amortization expense decreased $25 million in third-quarter 2013 compared with the same period in 2012, primarily because of lower depreciation from the Ohio plant impairments recorded in November 2012, partially offset by higher depreciation expense related to the Turk Plant entering service in December 2012.

Other Income & Deductions were $13 million lower in third-quarter 2013 compared with the same period last year, primarily due to lower allowance for AFUDC related to the Turk Plant.

WEBCAST

American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/webcasts.

The call will be archived on http://www.aep.com/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5.3 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 40,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

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AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. The company's operating earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide another representation of the company's performance. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses operating earnings data internally to measure performance against budget and to report to AEP's board of directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate, growth or contraction within and changes in market demand and demographic patterns in AEP's service territory; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of retail competition, particularly in Ohio; weather conditions, including storms and drought conditions, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity and transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances, or additional regulation of fly ash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, coal, natural gas and other energy-related commodities; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; AEP's ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for electricity, coal, natural gas and other energy-related commodities; changes in utility regulation, including the implementation of Electric Security Plans and the transition to market and expected legal separation for generation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; AEP's ability to successfully manage negotiations with stakeholders and obtain regulatory approval to terminate the Interconnection Agreement; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the 3rd Quarter 2013
Reconciliation of GAAP to Operating Earnings

		2013
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		408	22	(1)	4	-	433	$ 0.89

Special Items
Turk Plant Impairment	a	79	-	-	-	-	79	$ 0.17
Big Sandy FGD Impairment	a	21	-	-	-	-	21	0.04

Total Special Items		100	-	-	-	-	100	$ 0.21

Operating Earnings		508	22	(1)	4	-	533	$ 1.10

Financial Results for the 3rd Quarter 2012
Reconciliation of GAAP to Operating Earnings

		2012
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		470	14	(1)	10	(6)	487	$ 1.00

Special Items
Turk Plant Impairment	a	9	-	-	-	-	9	$ 0.02

Total Special Items		9	-	-	-	-	9	$ 0.02

Operating Earnings		479	14	(1)	10	(6)	496	$ 1.02

a	Reflected in Asset Impairments and Other Related Charges, and Income Tax Expense.

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Three Months Ending September 30,
ENERGY & DELIVERY SUMMARY	2013	2012	Change

Retail Electric (in millions of kWh):
Residential	16,414	17,664	(7.1%)
Commercial	13,861	14,091	(1.6%)
Industrial	14,158	14,729	(3.9%)
Miscellaneous	797	824	(3.3%)
Total Retail (a)	45,230	47,308	(4.4%)

Wholesale Electric (in millions of kWh): (b)	13,960	12,876	8.4%

Total KWHs	59,190	60,184	(1.7%)

(a) Represents energy delivered to distribution customers

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

American Electric Power

Financial Results for Year-to-Date 2013
Reconciliation of GAAP to Operating Earnings

			2013
			Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
			($ millions)

GAAP Earnings			977	53	(12)	15	101	1,134	$ 2.33

Special Items
	Restructuring Program	a	5	-	-	-	-	5	0.01
	Reversal of Storm Deferral - Virginia	a	19	-	-	-	-	19	0.04
	UK Windfall Taxes	b	-	-	-	-	(80)	(80)	(0.16)
	Muskingum River Plant Unit 5 Impairment	c	99	-	-	-	-	99	0.20
	Turk Plant Impairment	c	79	-	-	-	-	79	0.17
	Big Sandy FGD Impairment	c	21	-	-	-	-	21	0.04

	Total Special Items		223	-	-	-	(80)	143	$ 0.30

	Operating Earnings		1,200	53	(12)	15	21	1,277	$ 2.63

Financial Results for Year-to-Date 2012
Reconciliation of GAAP to Operating Earnings

			2012
			Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
			($ millions)

GAAP Earnings			1,217	31	11	4	(25)	1,238	$ 2.55

Special Items
	Restructuring Program	a	8	-	-	-	-	8	0.02
	Turk Plant Impairment	c	9	-	-	-	-	9	0.02

	Total Special Items		17	-	-	-	-	17	$ 0.04

	Operating Earnings		1,234	31	11	4	(25)	1,255	$ 2.59

a	Reflected in Maintenance and Other Operation, and Income Tax Expense
b	Reflected in Income Tax Expense
c	Reflected in Asset Impairments and Other Related Charges, and Income Tax Expense.

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Nine Months Ending September 30,
ENERGY & DELIVERY SUMMARY	2013	2012	Change

Retail Electric (in millions of kWh):
Residential	45,299	45,617	(0.7%)
Commercial	37,964	38,444	(1.2%)
Industrial	42,521	44,798	(5.1%)
Miscellaneous	2,252	2,325	(3.1%)
Total Retail (a)	128,036	131,184	(2.4%)

Wholesale Electric (in millions of kWh): (b)	34,164	30,408	12.4%

Total KWHs	162,200	161,592	0.4%

(a) Represents energy delivered to distribution customers

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

CONTACT: MEDIA: Melissa McHenry, Director, External Communications, 614/716-1120, ANALYSTS CONTACT: Bette Jo Rozsa, Managing Director, Investor Relations, 614/716-2840